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                        SAVVIS COMMUNICATIONS CORPORATION

                            (A Delaware corporation)



                        17,000,000 Shares of Common Stock



                               PURCHASE AGREEMENT









Dated:  February __, 2000



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                        SAVVIS COMMUNICATIONS CORPORATION
                            (A Delaware corporation)

                        17,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT

                                                               February __, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC
CIBC WORLD MARKETS CORP.
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
North Tower
World Financial Center
New York, New York  10281
and
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036-8293

Ladies and Gentlemen:

         SAVVIS Communications Corporation, a Delaware corporation (the "Company"), and Bridge Information Systems, Inc., a Missouri corporation (the "Selling Shareholder" or "Bridge") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Morgan Stanley, Banc of America Securities LLC, Bear, Stearns & Co. Inc. and CIBC World Markets Corp. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the issue and sale by the Company and the Selling


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Shareholder,  acting  severally  and  not  jointly,  and  the  purchase  by  the
Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A and B hereto and (ii) the grant by the Selling Shareholder to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,550,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 17,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 2,550,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

         The Company and Bridge understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company, Bridge and the Underwriters agree that up to 1,275,000 shares of the Initial Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees of the Company and its affiliates, immediate family members of such eligible employees and persons having business relationships with the Company (the "Reserved Share Participants"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. The Company intends to use First Union Securities, Inc. to administer the sale of the Reserved Shares. To the extent that such Reserved Securities are not orally confirmed for purchase by the Reserved Share
Participants by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-90881) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectus. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior

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to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated January 31, 2000 together with the Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         The  Company  intends  to use a  portion  of the  net  proceeds  of the offering and sale of the Securities to finance the cash portion of the consideration for its purchase (the "Network Transfer") of the Internet protocol network assets (the "Network Assets") of Bridge. In connection with the Network Transfer, the Company or certain of the Company's subsidiaries will enter into with Bridge or certain of Bridge's subsidiaries the Master Establishment and Transition Agreement, the Equipment Collocation Permit, the Network Services Agreement, the Technical Services Agreement, the Administrative Services Agreement, the Promissory Note and the Local Network Services Agreement, each dated February __, 2000 (the "Network Transfer Agreements"). The execution and delivery of the Network Transfer Agreements and the consummation of the Network Transfer shall occur at or prior to Closing Time referred to in Section 2(c) hereof.

         SECTION 1.        Representations and Warranties.

         (a) Representations and Warranties by the Company and Bridge. Each of the Company and Bridge represents and warrants to each Underwriter as of the date hereof, as of Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.


                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at Closing Time

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         (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), at the time the Prospectus or any amendment or supplement thereto were issued and at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch and Morgan Stanley expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in stockholders' equity (deficit) and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in

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         conformity  with  generally  accepted  accounting  principles  ("GAAP")
         applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated
         therein.   The  selected  financial  data  and  the  summary  financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of
         the  audited   financial   statements   included  in  the  Registration
         Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise disclosed therein,
         (1) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (2) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (3) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of
         Regulation S-X) (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in

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         a  Material  Adverse  Effect;  except  as  otherwise  disclosed  in the
         Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or
         through  subsidiaries,   free  and  clear  of  any  security  interest,
         mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of
         such  Subsidiary.   The  only  subsidiaries  of  the  Company  are  the
         subsidiaries listed on Exhibit 21.1 to the Registration Statement.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated

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         herein and in the  Registration  Statement  (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the consummation of the Network Transfer or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

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                  (xiv) Possession of Intellectual Property. The Company and its
         subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights,
         know-how   (including  trade  secrets  and  other   unpatented   and/or
         unpatentable  proprietary  or  confidential  information,   systems  or
         procedures),   trademarks,   service   marks,   trade  names  or  other
         intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others
         with  respect  to  any  Intellectual   Property  or  of  any  facts  or
         circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, foreign, with respect to the Reserved Securities, or state securities or blue sky laws or by the Nasdaq National Market and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                  (xvi) Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the Company and its subsidiaries possess or will possess at Closing Time such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and to conduct their business as described in the Prospectus, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

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                  (xvii) Title to Property. (A) The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them (except where the failure to have such good title would not singly or in the aggregate have a Material Adverse Effect); in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (x) are described in the Prospectus or (y) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and (B) all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xix)   Environmental   Laws.   Except  as  described  in  the
         Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the

         Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xx) Registration Rights. Except as disclosed in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxi) Authorization of Network Transfer Agreements. Each of the Network Transfer Agreements has been duly authorized by each of the Company and its subsidiaries as a party thereto and, at Closing Time, will be duly executed and delivered by such persons and will constitute the legal, valid and binding obligations of each of such persons enforceable against each of such persons in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Network Transfer Agreements conform in all material respects with the description thereof in the Prospectus.

                  (xxii) Network Transfer. The execution, delivery and performance by the Company or its subsidiaries of the Network Transfer Agreements and the consummation of the Network Transfer and compliance by each of the Company, and its subsidiaries with their obligations under the Network Transfer Agreements have been duly authorized by all necessary corporate action and do not or will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Company's subsidiaries or an acceleration of any indebtedness of the Company or any of the Company's subsidiaries pursuant to any Agreement or Instrument (except for such defaults that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Company's subsidiaries or any applicable law, statute, rule or regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Company's subsidiaries or their respective assets, properties or operations. Except as described in the Prospectus, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required to be obtained or made by the Company for (1) the execution, delivery and performance by the Company or its respective subsidiaries of the Network Transfer Agreements or (2) the consummation of the Network Transfer or any of the transactions contemplated thereby. No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Network Transfer Agreements or the consummation of the Network

         Transfer or any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to Closing Time or such consents or waivers the failure to obtain which would not have a Material Adverse Effect.

                  (xxiii) Reserved Share Program. (A) The Registration Statement and the Prospectus comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus are distributed in connection with the sale of the Reserved Securities, and (B) no orders, permits, licenses, authorizations, consents, approvals, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Reserved Securities are offered outside the United States.

                  (xxiii) Year 2000 Compliance. The Company has reviewed its operations and those of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (as defined below); (A) as a result of such review, the Company has identified and resolved all Year 2000 problems, except where the failure to do so would not have a Material Adverse Effect; and (B) the Company believes that the suppliers, vendors, customers or other material third parties used or served by the Company and its subsidiaries have addressed the Year 2000 Problem, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a Material Adverse Effect. "Year 2000 Problem" means any significant risk that the Company's computer hardware or software applications and those of its subsidiaries (or of any suppliers, vendors, customers or other material third parties) will not, in the case of dates or time periods occurring after December 31, 1999, function at least effectively as in the case of dates or time periods occurring prior to January 1, 2000.

         (b) Representations and Warranties by Bridge. (i) Representations and Warranties of Parent Company. Bridge represents and warrants to each Underwriter as of the date hereof, as of Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (A) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise disclosed therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Bridge or its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Bridge Material Adverse Effect").

                  (B) Financial Statements. The financial statements of Bridge and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of Bridge and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in stockholders' equity (deficit) and cash flows of Bridge and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data of Bridge included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements of Bridge.

                  (C) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by Bridge.

                  (D) Authorization of Network Transfer Agreements. Each of the Network Transfer Agreements has been duly authorized by the parties thereto and, at Closing Time, will be duly executed and delivered by the parties thereto and will constitute the legal, valid and binding obligations of each of the parties thereto enforceable against each of such parties in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Network Transfer Agreements conform in all material respects with the description thereof in the Prospectus.

                  (E) Network Transfer. The execution, delivery and performance by the Company or Bridge or their respective subsidiaries of the Network Transfer Agreements and the consummation of the Network Transfer and compliance by each of the Company, Bridge, and their respective subsidiaries with their obligations under the Network Transfer Agreements have been duly authorized by all necessary corporate action and do not or will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Repayment Event or Bridge Repayment Event (as described below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Bridge, the Company or any of the Company's subsidiaries or an acceleration of any indebtedness of Bridge, the Company or any of the Company's subsidiaries pursuant to, (1) any Agreement or Instrument or (2) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Bridge or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Bridge or any of its subsidiaries is subject (collectively, "Bridge Agreements and Instruments") (except in the case of clauses (1) and (2) for such defaults that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of Bridge, the Company or any of the Company's subsidiaries or any applicable law, statute, rule or regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Bridge, the Company or any of the Company's subsidiaries or their respective assets, properties or operations. Except as disclosed in the Prospectus, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required to be obtained or made by Bridge or the Company for (1) the execution, delivery and performance by Bridge, the Company or their respective subsidiaries of the Network Transfer Agreements or (2) the consummation of the Network Transfer or any of the transactions contemplated thereby. No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Network Transfer Agreements or the consummation of the Network Transfer or any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to Closing Time or such consents or waivers the failure to obtain which would not have a Material Adverse Effect. As used herein, a "Bridge Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Bridge or any of its subsidiaries.

         (ii) Representations and Warranties of Selling Stockholder. The Selling Shareholder represents and warrants to each Underwriter as of the date hereof, as of Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

                  (A) Accurate Disclosure. To the best knowledge of the Selling Shareholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; the Selling Shareholder has reviewed and is familiar with the Registration
         Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto, including any prospectus wrapper, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

                  (B) Authorization of Agreements. The Selling Shareholder has the full right, power and authority to enter into this Agreement and a Custody Agreement (the "Custody Agreement") and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder hereunder. The execution and delivery of this Agreement and the Custody Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder, is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

                  (C) Direct Holder of Securities; Title to Securities. The Initial Securities to be sold by the Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held by or through any securities intermediary within the meaning of the New York Uniform Commercial Code ("NYUCC"). The Selling Shareholder has, and, at Closing Time and, if any Option Securities are purchased, on the Date of Delivery, will have, full right, power and authority to hold, sell, transfer and deliver the Securities to be sold by the Selling Shareholder hereunder. Upon the delivery to DTC or its agent of the Securities registered in the name of Cede & Co., as nominee for DTC, and the crediting by DTC of the Securities to the securities accounts of the several Underwriters with DTC, DTC will be a "protected purchaser" of the Securities (as defined in Section 8-303 of the NYUCC) and will acquire its interest in the Securities (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Securities) free of any adverse claim. Upon the payment of the purchase price for the Securities and the crediting by DTC of the Securities to the securities accounts of the several Underwriters with DTC, each of the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-501 of the NYUCC) in respect of the Securities to be purchased by it, and no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on an adverse claim to such Securities may be asserted against the Underwriters.

                  (D) Due Execution of Custody Agreement. The Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Custody Agreement with the Company, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by the Selling Shareholder hereunder and to accept payment therefor.

                  (E) Absence of Manipulation. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (F) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or in the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                  (G) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by the Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

                  (H) No Association with NASD. Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc., except for Welsh, Carson, Anderson & Stowe and Bridge Trading Company.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company, any of its subsidiaries or Bridge delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or Bridge, as the case may be, to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matter covered thereby.

         SECTION 2.        Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or the Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such
Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder, acting severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,550,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Selling Shareholder setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives, the Company and Bridge, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and Bridge (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Selling Shareholder, on each Date of Delivery as specified in the notice from the Representatives to the Selling Shareholder.

         Payment shall be made to the Company and the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Company and the Custodian pursuant to Bridge's Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of Merrill Lynch or Morgan Stanley, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

         (e) Appointment of Qualified Independent Underwriter. The Company and Bridge hereby confirm their engagement of Bear, Stearns & Co. Inc. as, and Bear, Stearns & Co. Inc. hereby confirms its agreement with the Company and Bridge to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Bear, Stearns & Co. Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch and Morgan Stanley, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock;
         (iii) waive the lock-ups relating to any options granted under the Incentive Stock Option Agreement in place as of January 14, 2000 or
         (iv) waive the provisions of any "lock-up" agreement between the Company and a stockholder existing on the date hereof, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.

                  (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

                  (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

                  (m) Compliance with Rule 463. The Company will comply with Rule 463 of the 1933 Act Regulations.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company and Bridge will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the filing fees incident to any necessary filings and qualification of the Securities, under securities laws in accordance with the provisions of Section 3(f) hereof and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Reserved Share Participants, (xi) the fees and expenses of the Independent Underwriter and (xii) half of the roadshow expenses, except for the expenses relating to lodging and meals (which will be covered by the respective parties).

         (b) Expenses of the Selling Shareholder. The Selling Shareholder will pay all expenses incident to the performance of its obligation under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and accountants.

         (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company and Bridge shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and Bridge may make for the sharing of such costs and expenses.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and Bridge contained in Section 1 hereof or in certificates of any officer of the Company, Bridge or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and Bridge of their respective covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Hogan & Hartson, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (c) Opinion of General Counsel of Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Steven Gallant, Vice President, Secretary and General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (d) Opinions of French and United Kingdom Regulatory Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Bird & Bird, French and United Kingdom regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C and Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (e) Opinion of French Corporate Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Salans, Hertfeld & Heilbronn, French corporate counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (f) Opinion of Special United Kingdom Corporate Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Bryan Cave, special United Kingdom corporate counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (g) Opinion of German Regulatory Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Schuermann & Partner, German regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit G hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (h) Opinion of Italian Regulatory Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Piergrossi Villa Manca Graziadci, Italian regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit H hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (i) Opinion of Japanese Regulatory Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Anderson Mori, Japanese regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit I hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (j) Opinion of General Counsel of Bridge. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Zachary Snow, counsel for Bridge, in form and substance satisfactory to counsel for the Underwriters, together with original or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit J hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (k) Opinion of Counsel for Bridge. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Bryan Cave LLP, counsel for the Bridge, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit K hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (l) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses
         (C), (D) (solely at to due authorization and valid issuance of the Shares and as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (G) (solely as to the information in the Prospectus under "Description of Capital Stock-Common Stock") and the last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (m) Officers' Certificates. (A) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of our officers after due inquiry, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission. (B) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Bridge and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of Bridge and of the chief financial or chief accounting officer of Bridge, dated as of Closing Time to the effect that (i) there has been no such material advance change and (ii) the representations and warranties in Section 1(a) and 1(b)(i) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time.

                  (n) Certificate of Selling Shareholder. At Closing Time, the Representatives shall have received a certificate of the Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in
         Section 1(b)(ii) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

                  (o) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of Deloitte & Touche LLP and Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the

          Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (p) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from each of Deloitte & Touche LLP and Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (o) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (q) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

                  (r) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (s) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit L hereto signed by the persons listed on Schedule D hereto.

                  (t) Network Transfer Agreements. At or prior to Closing Time, each of Bridge, the Company and their respective subsidiaries shall have executed and delivered the Network Transfer Agreements and the Network Transfer shall have been consummated.

                  (u)  GECC  Sublease.  Prior  to  Closing,  Bridge  shall  have received from General Electric Capital Corporation ("GECC") its consent to a sublease by Bridge to the Company of the network assets that Bridge leases from GECC and shall have received all necessary approvals, consents, licenses and alike from GECC.

                  (v) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and Bridge contained herein and the statements in any certificates furnished by Bridge, the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                           (i) Officers' Certificates.  (A) A certificate, dated
                  such Date of Delivery, of the Chief Executive Officer, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(m)(A) hereof remains true and correct as of such Date of Delivery. (B) A certificate, dated such Date of Delivery, of the President or a Vice President of Bridge confirming that the certificate delivered at Closing Time pursuant to Section 5(m)(B) hereof remains true and correct as of such Date of Delivery.

                           (ii) Certificate of Selling Shareholder. A certificate, dated such Date of Delivery, of the Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(n) hereof remains true and correct as of such Date of Delivery.

                           (iii) Opinion of Counsel of the Company. The favorable opinion of Hogan & Hartson L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(b) hereof.

                           (iv) Opinion of the General Counsel of the Company. The favorable opinion of Steven Gallant, general counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(c) hereof.

                           (v) Opinions of French and United Kingdom  Regulatory
                  Counsel for Company. The favorable opinions of Bird & Bird, French and United Kingdom regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(d) hereof.

                           (vi)  Opinion  of  French   Regulatory   Counsel  for
                  Company. The favorable opinion of Salans, Hertfeld & Heilbronn, French regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                           (vii) Opinion of Special United Kingdom Corporate Counsel for Company. The favorable opinion of Bryan Cave, special United Kingdom corporate counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(f) hereof.

                           (viii) Opinion of German Regulatory Counsel for Company. The favorable opinion of Schuermann & Partner, German regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

                           (ix)  Opinion  of  Italian   Regulatory  Counsel  for
                  Company. The favorable opinion of Piergrossi Villa Manca Graziadci, Italian regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

                           (x) Opinion of Japanese Regulatory Counsel for Company. The favorable opinion of Anderson Mori, Japanese regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.

                           (xi) Opinion of General Counsel for Bridge. The favorable opinion of Zachary Snow, counsel for Bridge, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(j) hereof.

                           (xii) Opinion of Counsel for Bridge. The favorable opinion of Bryan Cave LLP, counsel for Bridge, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(k) hereof.

                           (xiii) Opinion of Counsel for Underwriters. The favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(l) hereof.

                           (xiv) Bring-down Comfort Letter. A letter from each of Deloitte & Touche LLP and Ernst & Young, LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
                  Section 5(p) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (w) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Bridge in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (x) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.        Indemnification.

         (a) Indemnification of Underwriters. (1) The Company and Bridge, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii), (iii) and (iv) below.

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered in connection with the reservation and sale of Reserved Securities to Reserved Securities Participants and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in Australia, Canada, Germany, Hong Kong,

         Indonesia, Italy, Japan, Singapore, Spain, Switzerland, and the United Kingdom in connection with the reservation and sale of the Reserved Securities to Reserved Securities Participants or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary Prospectus, not misleading;

                  (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and Bridge; and

                  (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and Morgan Stanley), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch and Morgan Stanley expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that the Company will not be liable to any Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act with respect to the Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Final Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was corrected in the Final Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such Final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and
(ii) such failure to give or send such Final Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

         (2) In addition to and without limitation of the Company's and Bridge's obligation to indemnify Bear, Stearns & Co. Inc. as an Underwriter, the Company and, Bridge also, jointly and severally, agree to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities.

         (b) Indemnification of Company, Directors and Officers and Bridge. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, Bridge and each person, if any, who controls Bridge within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch and Morgan Stanley expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Morgan Stanley, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and Bridge. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, provided that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties from the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(1)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of Reserved Securities Participants to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and Bridge with respect to indemnification.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Bridge on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Bridge on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and Bridge on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and Bridge and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and Bridge on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Bridge or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in
Section 6(a)(1)(ii)(A) hereof.

         The Company, Bridge and the Underwriters agree that Bear, Stearns & Co. Inc. will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

         The Company, Bridge and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or Bridge within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or Bridge, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement among the Company and Bridge with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any of its subsidiaries or Bridge submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or Bridge, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.        Termination of Agreement.

         (a) Termination; General. Merrill Lynch and Morgan Stanley may terminate this Agreement, by notice to the Company and Bridge, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Bridge and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (iii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of
         Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and Bridge shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under this Section.

         SECTION 11. Default by the Selling Shareholder or the Company. (a) If the Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the Company has agreed to sell hereunder. No action taken pursuant to this Section shall relieve the Selling Shareholder so defaulting from liability in respect of such default.

         In the event of a default by the Selling Shareholder as referred to in this Section, each of the Representatives and the Company shall have the right to postpone Closing Time or the relevant Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         (b) If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability in respect of such default.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281, attention of Robert Kramer and at 1585 Broadway, New York, New York 10036, attention of John Crompton; notices to the Company shall be directed to it at SAVVIS Communications Corporation, 12007 Sunrise Valley Drive, Reston, Virginia 20191, attention of Steve M. Gallant, Esq., Vice President, General Counsel and Secretary; and notices to Bridge shall be directed to it at Bridge Information Systems, Inc., 717 Office Parkway, St. Louis, Missouri 63141-7115, attention of Zachary Snow, Esq., Executive Vice President and General Counsel.

         SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and Bridge and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and Bridge and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and Bridge and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Bridge, a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and Bridge in accordance with its terms.

                                    Very truly yours,

                                    SAVVIS COMMUNICATIONS CORPORATION


                                    By
                                       -----------------------------------------
                                       Title:

                                    BRIDGE INFORMATION SYSTEMS, INC.


                                    By
                                       -----------------------------------------
                                       Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
CIBC WORLDMARKETS CORP.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By
    ------------------------------------
             Authorized Signatory


By:  MORGAN STANLEY & CO. INCORPORATED


By
    -------------------------------------
             Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                      Number of
                                                                       Initial
        Name of Underwriter                                          Securities
        -------------------                                          ----------
Merrill Lynch, Pierce, Fenner & Smith
Morgan Stanley & Co. Incorporated..............................
Banc of America Securities LLC ................................
Bear, Stearns & Co. Inc........................................
CIBC World Markets Corp........................................      ----------
Total..........................................................      17,000,000
                                                                     ==========

                                    Sch A - 1

                                   SCHEDULE B

                              Number of Initial    Maximum Number of Option
                           Securities to be Sold     Securities to be sold
                           ---------------------     ---------------------

SAVVIS                          14,875,000                       0
COMMUNICATIONS
CORPORATION

BRIDGE INFORMATION               2,125,000                  2,550,000
SYSTEMS, INC.


                            --------------------      -------------------
Total..................         17,000,000                  2,550,000
                            ====================      ===================

                                   Sch B - 1

                                   SCHEDULE C

                        SAVVIS COMMUNICATIONS CORPORATION

                        17,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)

                  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $ .

                  2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $ , being an amount equal to the initial public offering price set forth above less $ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in
         Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                    Sch C - 1

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (A) The Company was incorporated, and is validly existing and in good standing as of [the date of the certificate of good standing from the Secretary of State of the State of Delaware] under the laws of the State of Delaware. The Company has the corporate power and corporate authority under its Certificate of Incorporation, Bylaws and the Delaware General Corporation Law ("DGCL") to own, lease and operate its current properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

         (B) The Company is authorized to transact business as a foreign corporation in the State of Missouri as of [the date of the certificate of good standing from the Secretary of State of the State of Missouri].

         (C) The Purchase Agreement has been duly authorized and executed and delivered on behalf of the Company.

         (D) The Shares have been duly authorized and, when issued and delivered in accordance with the provisions of the Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable. The form of certificate evidencing the Shares complies with the requirements of Section 158 of the DGCL and with any applicable requirements of the Certificate of Incorporation and Bylaws of the Company. No holder of outstanding shares of Common Stock of the Company has any statutory preemptive rights under the DGCL or, to our knowledge, any contractual right to subscribe for any Shares.

         (E) The Registration Statement has become effective under the Securities Act, any required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

         (F) The Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

         (G) The information in the Prospectus  under the captions "Risk Factors
- Adoption or modification of government regulations relating to the Internet could harm our business," "Business - Regulatory Matters" (insofar as it relates to U.S. activities of the Company), "Description of Capital Stock" and "Shares Eligible for Future Sale" to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is correct in all material respects. We express no opinion with respect to whether the Company has the authorizations and licenses required for its activities in foreign jurisdictions or with respect to the description of those foreign activities in the "Business - Regulatory Matters" section of the Prospectus. The authorized Common Stock conforms in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock - Common Stock."

         (H) The execution, delivery and performance as of the date hereof by the Company of the Purchase Agreement do not (i) violate the DGCL or the Certificate of Incorporation or bylaws of the Company, or (ii) breach of constitute a default under any agreement or contract filed as an exhibit to the Registration Statement.

         (I) The Company is not an "investment company" or an entity "controlled by an "investment company,"" as such terms are defined in the 1940 Act.

         (L) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, of the United States or the State of New York, (other than under the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

         During the course of the preparation of the Registration Statement, we participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or Prospectus, we may state on the basis of these conferences and our activities as counsel to the Company in connection with the Registration Statement that no facts have come to our attention which cause us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements there in not misleading, or that the Prospectus, as of their date or the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements (which shall not constitute an opinion) we are not expressing any views as to the financial statements and supporting schedules and other financial information and data included in or omitted from the Registration Statement of the Prospectus.

                                                                       Exhibit B

                FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)


         (A) The Company was duly incorporated, and is validly existing and in good standing under the laws of the State of Delaware. The Company has corporate power and authority to enter into and perform its obligations under the Purchase Agreement.

         (B) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (C) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Securities purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (D) Each of Savvis Communications Corporation, a Missouri Corporation ("Communications") and Savvis Communications International, Inc., a Delaware corporation ("International") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each of Communications and International has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Communications and International are the only U.S. subsidiaries of the Company.

         (E) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the consummation of the Network Transfer or the performance by the Company of its obligations thereunder.

         (F) The information in the Prospectuses under "Business--Facilities" and "Business--Legal Proceedings"" and in the Registration Statement under Items 14 and 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's Certificate of Incorporation and Bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

         (G) (1) Neither the Company nor any subsidiary is in violation of its charter or by-laws; and (2) no default by the Company or any subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement (which, individually or in the aggregate, would have a Material Adverse Effect).

         (H) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities, as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any subsidiary, or, to the best of my knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

         (I) Except as described in the Registration Statement, to the best of my knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (J) Each of the Network Transfer Agreements has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company or its subsidiaries, as the case may be, enforceable in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (K) The execution, delivery and performance of the Network Transfer Agreements and the consummation of the Network Transfer and compliance by the Company with its obligations under the Network Transfer Agreements do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary or an acceleration of any indebtedness of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or, to the best of my knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

         (L) Except as disclosed in the Prospectus, the Company and its subsidiaries (1)(a) have all permits, licenses, approvals, consents and other authorizations (collectively the AGovernmental Licenses@) issued by the appropriate federal, state or local regulatory agencies or bodies (the AGovernmental Authorities@) necessary to conduct the business now operated by them and to conduct their business as described in the Prospectus, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; and (b) to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, modification or non-renewal of any such Governmental Licenses, the effect of which, singly or in the aggregate, would have a Material Adverse Effect; and (2) have paid all fees required by the Governmental Authorities, except where the failure to pay such fees would not, singly or in the aggregate, have a Material Adverse Effect.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit C


                          FORM OF OPINION OF COMPANY'S
                            FRENCH REGULATORY COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)


         (A)(1) the Operating Company (a) is not required by telecommunications law or telecommunications regulation to pay any fees in order to carry out the telecommunications activities, and provide the telecommunications services in France described in the Prospectus since those activities and services do not require a telecommunications license in France and (b) is not required by the telecommunications law or telecommunications regulation of France to have any further certificates, orders, permits, licenses, authorizations, consents or approvals of and from, or to make any reports, filings and registrations with, the French Governmental Authorities necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and to conduct its business in accordance with the Prospectus; and
(2) to the best of our knowledge, the Operating Company has not received any notice pursuant to French telecommunications law or telecommunications regulation preventing it from offering the relevant telecommunications services, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (B) to our knowledge the Operating Company is not in violation of, or in default under, any national, regional or local telecommunications law, telecommunications regulation or telecommunications rule applicable to the Operating Company in France (the "Laws") the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (C) to the best of our knowledge (1) no judgment, decree or order of any Governmental Authority in France has been issued against the Operating Company under the Laws and (2) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation has been issued, against the Operating Company before or by any Governmental Authority under the Laws. To the best of our knowledge, there are no administrative proceedings pending before any French Governmental Authority under the Laws which (i) are generally applicable to telecommunications services or the resale thereof and (ii) if decided adversely to the Company, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (D) statements in the Prospectus in the sections on "Business--Regulatory Matters" referring to France, namely in the Section entitled "Regulatory Matters", on page 54, the first two paragraphs in this Section, and in the Section entitled "Regulatory Analysis by Service Type" on page 55, the paragraph entitled "Data Networking Services", and the paragraph entitled "Internet

Access Services" and the Section entitled "France" on page 57, in each case insofar as such statements constitute summaries of the relevant telecommunications law, telecommunications regulation or telecommunications rule applicable in France to the Operating Company fairly summarize all matters referred to therein and there are no material omissions with respect to such descriptions that would make the statements therein misleading;

         (E) (1) the execution and delivery by the Operating Company of, and performance of the Operating Company's obligations under the Transfer Agreement, the Equipment Collocation Permit Agreement and the Local Network Services Agreement , and the execution and delivery by the Company of, and the performance of the Company's obligations under the Equipment Collocation Permit Agreement and the Local Network Services Agreement do not violate any French Telecommunications law or telecommunications regulation of to the best of our knowledge any judgment, order or decree of any French governmental body, agency, court or tribunal having jurisdiction over the Operating Company under the Laws in France, and (2) no authorization or order of, or filing with, Governmental Authorities is necessary under French telecommunications law or French telecommunications regulation for the execution and delivery by either the Operating Company or the Company of, or the performance of their respective obligations under, the Transfer Agreement, the Local Network Services Agreement and the Equipment Collocation Permit Agreement.

                                                                       Exhibit D

                               FORM OF OPINION OF
                   COMPANY'S UNITED KINGDOM REGULATORY COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)


         (A) (1) the Operating Company (a) is not required by telecommunications law or telecommunications regulation to pay any fees in order to operate the telecommunications system, and provide the telecommunications services described in the Prospectus in the United Kingdom since it may operate under the Telecommunications Services Class Licence which does not require the payment of any fees and (b) is not required by the telecommunications law or telecommunications regulation of the United Kingdom to have any further certificates, orders, permits, licenses, authorizations, consents or approvals of and from, or to make any reports, filings and registrations with, the Governmental Authorities necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus; and (2) to the best of our knowledge, the Operating Company has not received any notice of modification or revocation of the Telecommunications Services Class License in respect of the Operating Company, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (B) to our knowledge, the Operating Company is not in violation of, or in default under, any national, regional or local telecommunications law, telecommunications regulation or telecommunications rule applicable to the Operating Company in the United Kingdom (the "Laws") the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (C) to the best of our knowledge, (1) no judgment, decree or order of any Governmental Authority in the United Kingdom has been issued against the Operating Company under the Laws and (2) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Operating Company before or by any Governmental Authority. To the best of our knowledge, there are no administrative proceedings pending before any Governmental Authority which (i) are generally applicable to telecommunications services or the resale thereof and (ii) if decided adversely to the Company, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (D) statements in the Prospectus under the captions "BusinessCRegulatory Matters" referring to the United Kingdom namely in the Section entitled "Regulatory Matters" on page 54, the first two paragraphs in this Section, and in the Section entitled "Regulatory Analysis by Service Type" on page 55, the paragraphs entitled "Data Networking Services" and "Internet Access Services" and the Section entitled "United Kingdom" on page 57 and in
each   case  as  such
statements constitute summaries of the relevant telecommunications law, telecommunications regulation or telecommunications rule applicable in the United Kingdom to the Operating Company fairly summarize all matters referred to therein and there are no material omissions with respect to such descriptions that would make the statements therein misleading; and

         (E) (1) neither the execution and delivery by the Operating Company of, and performance of the Operating Company's obligations under, the Transfer Agreement, the Equipment Collocation Permit agreement and the Local Network Services Agreement nor the execution and delivery by the Company of, and the performance of the Company's obligations under the Equipment Collocation Permit Agreement and the Local Network Services Agreement violate any UK Telecommunications law or telecommunications regulation or to the best of our knowledge any judgment, order or decree of any United Kingdom governmental body, agency, court or tribunal having jurisdiction over the Operating Company under the Laws in the United Kingdom, and (2) no authorization or order of, or filing with, Governmental Authorities is necessary under UK telecommunications law or UK telecommunications regulation for the execution and delivery by either the Operating Company or the Company of, or the performance of their respective obligations under, the Transfer Agreement, the Local Network Services Agreement and the Equipment Collocation Permit agreement.

                                                                       Exhibit E

                               FORM OF OPINION OF
                       COMPANY'S FRENCH CORPORATE COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(e)


         (A) SAVVIS France SAS, a wholly owned subsidiary of SAVVIS Holdings Corporation, incorporated in France as a societe par actions simplifiee with a capital of FF 700,000, divided into 7,000 shares of FF 100 par value, with head office at Paris (75002), 5 boulevard Montmartre (the "Subsidiary"), has been duly incorporated, is validly existing as a corporation under the laws of France, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus contained in the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission on , 2000 (the "Prospectus") and is duly qualified to transact business in France, except to the extent that the failure to be so qualified would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of the Operating Company have been duly and validly authorized and issued and are fully paid and non-assessable.

         (B) The foregoing is subject to the Operating Company holding certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and having made all reports, filings and registrations with, national, regional and local governmental authorities, self-regulatory organizations and courts and tribunals (collectively, the "Governmental Authorities") to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and is conducting business in accordance therewith.

         (C) There are no restrictions (legal or otherwise) on the ability of the Operating Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders other than such restrictions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (D) Each of the Local Transfer Agreement, Local Network Service Agreement and Equipment Collocation Permit Agreement (the "Asset Transfer Documents") has been duly authorized, executed and delivered by the Operating Company, and constitutes a valid and binding obligation of the Operating
Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) provisions excluding liability for lost profits under the Section denominated "Limited of Liability" in the Asset Transfer Documents may not be enforceable.

         (E) The execution and delivery by the Operating Company of, and performance of the Operating Company's obligations under, the Asset Transfer Documents and the execution and delivery by the Company of, and the performance of the Company's obligations under, the Purchase Agreement and Asset Transfer Agreements do not violate any Laws or the organizational documents of the Operating Company or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency, court or tribunal having jurisdiction over the Operating Company in France.

         (F) There are no restrictions (legal, contractual or otherwise) on the ability of the Operating Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders other than such restrictions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (G) Each of the Equipment Collocation Permit, Transfer Agreement and Local Network Services Agreement (the "Asset Transfer Documents") has been duly authorized, executed and delivered by the Operating Company, and constitutes a valid and binding obligation of the Operating Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (H) (1) The execution and delivery by the Operating Company of, and performance of the Operating Company's obligations under, the Asset Transfer Documents do not violate any Laws, the organizational documents of the Operating Company, any agreement or other instrument that is binding upon the Operating Company or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency, court or tribunal having jurisdiction over the Operating Company in France, and (2) no authorization or order of, or filing with, Governmental Authorities is necessary for the execution and delivery by either the Operating Company or the Company of, or the performance of their respective obligations under, the Asset Transfer Documents.

                                                                       Exhibit F

                               FORM OF OPINION OF
                   COMPANY'S UNITED KINGDOM CORPORATE COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(f)


         (A) the Operating Company has been duly incorporated, is validly existing as a corporation under the laws of England, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus; all of the issued shares of capital stock of the Operating Company have been duly and validly authorized and issued and are fully paid. To our knowledge, and relying solely on a director's and officer's certificate, there are no liens by the Operating Company against the shares of the Operating Company. Section 3.1 of the Operating Company's Articles of Association and Regulation 8 in Table A of the Companies Act, 1985 would impose a lien on such shares in the event a member was indebted to the Operating Company; however, relying solely on a director's and officer's certificate, no such lien exists. According to the Certificate, as of the date of the Certificate the Operating Company has been in continuous and unbroken existence since its date of incorporation, no action is currently being taken by the Registrar of Companies for striking the Operating Company off its register, the Operating Company is not in liquidation or subject to an administrative order and no receiver or manager of the Company's property has been appointed;

         (B) the Operating Company has paid all fees required by all applicable English national, regional and local governmental authorities, self-regulatory organizations and courts and tribunals (collectively, the "Governmental Authorities") in connection with the corporate organization and corporate existence of the Operating Company. For the avoidance of doubt, we express no opinion in respect of any fees related to any tax (including, but not limited to, property or real estate taxes and property rates), value-added tax, stamp duty or any telecommunications or related regulatory matters;

         (C) to our knowledge and based solely on an oral inquiry on February , 2000 with the English High Court Division of the Central Index of Winding Up Petitions in the Companies Court, no winding up petition has been filed with the Companies Court of the English High Court as of such date. To our knowledge, and based solely on a director's and officer's certificate, (1) no judgment, decree or order of any Governmental Authority has been issued against the Operating Company and (2) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Operating Company before or by any Governmental Authority;

         (D) there are no legal restrictions on the ability of a private limited company incorporated under the laws of England and Wales such as the Operating Company to declare and pay any dividends to its members than other those set forth in Section 263 of the Companies

Act, 1995 which permits distributions out of profits available for the purpose of distributions, namely accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. English companies laws generally may also impose limits of general applicability to all companies with respect to certain restrictions on the ability of the Operating Company to make non-dividend payments or transfer of property or assets. To our knowledge, and based solely on a director's and officer's certificate, there are no restrictions, contractual or in any corporate document of the Operating Company (other than those discussed above), on the ability of the Operating Company to declare and pay any dividends or make any payment or transfer of property or assets to its members;

         (E) except as set forth below, each of the Transfer Agreements has been duly authorized, executed and delivered by the Operating Company, and constitutes a valid and binding obligation of the Operating Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. To our knowledge, no stamp duty has been payable on the transfer of the IP Network, as defined in the Asset Transfer Agreement (the "IP Network"). While under a strict interpretation of English law, stamp duty may be payable, we believe, based on the allocation of the consideration set forth in the Asset Transfer Agreement and assuming the reasonableness and genuineness of such allocation, it would not be payable on the transfer of the IP Network pursuant to the Asset Transfer Agreement. In the event stamp duty were deemed to be payable, the failure to pay stamp duty would not invalidate the transfer of the IP Network itself as between Bridge Information Systems (UK) Limited, the transferor, or the Operating Company, the transferee. The maximum amount payable in the event stamp duty were deemed to be payable would be the amount of stamp duty payable, plus interest, plus a penalty of the greater of ,300 or the amount of stamp duty payable. Stamp duty rates with respect to the transfer of assets range generally from 0.5% to 3.5% of the amount or value of consideration paid for such assets. Certain restrictions on reverse engineering contained in the Transfer Agreements may not be enforceable; and

         (F) the execution and delivery by the Operating Company of, and performance of the Operating Company's obligations in accordance with the terms of, the Transfer Agreements do not violate any national, regional or local laws, regulations or rules of England applicable to the Operating Company and customarily viewed as applicable to transactions of this kind ("Laws") or the organizational documents of the Operating Company or to our knowledge, and based solely on a director's and officer's certificate, any agreement or other instrument that is binding upon the Operating Company or any judgment, order or decree of any governmental Authority.

                                                                       Exhibit G

                               FORM OF OPINION OF
                       COMPANY'S GERMAN REGULATORY COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(g)


         (A) SAVVIS Germany GmbH (the "Operating Company") has been duly incorporated, is validly existing as a corporation under the laws of the Federal Republic of Germany, is as such entered in the commercial register, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus; all of the issued shares of capital of the Operating Company have been duly and validly authorized and issued and are fully paid and non-assessable;

         (B) (1) the Operating Company (a) has to the best of such counsel's knowledge paid all fees required by all applicable German national, regional and local governmental authorities, self-regulatory organizations and courts and tribunals (collectively, the "Governmental Authorities"), and (b) has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all reports, filings and registrations with, the Governmental Authorities necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus; and (2) to the best of such counsel's knowledge, the Operating Company has not received any notice of proceedings relating to revocation, modification or non-renewal of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such report, filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (C) to the best of such counsel's knowledge, the Operating Company is not in violation of, or in default under, any national, regional or local law, regulation or rule applicable to the Operating Company (the "Laws") the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (D) to the best of such counsel's knowledge, (1) no judgment, decree or order of any Governmental Authority has been issued against the Operating Company and (2) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Operating Company before or by any Governmental Authority. To the best of such counsel's knowledge, there are no rulemakings or other administrative proceedings pending before any Governmental Authority which
(i) are generally applicable to telecommunications services or the resale thereof and (ii) if decided adversely to the Company or any of its subsidiaries, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (E) the statements in the Prospectus under the captions "Business-Regulatory Matters" and, in each case insofar as such statements constitute summaries of the Federal Republic of Germany legal matters, including, without limitation, any telecommunications law, regulation or rule applicable to the Operating Company, documents or proceedings referred to therein, fairly summarize all matters referred to therein and there are no material omissions with respect to such descriptions that would make the statements therein misleading;

         (F) to the best of such counsel's knowledge there are no restrictions (legal, contractual or otherwise) on the ability of the Operating Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders other than such restrictions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (G) each of the Equipment Collocation Permit, Transfer Agreement, and Local Network Services Agreement (the "Asset Transfer Documents") will, when duly authorized, executed and delivered by the Operating Company, constitute a valid and binding obligation of the Operating Company, enforceable in accordance with its terms as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and

         (H) (1) the execution and delivery by the Operating Company of, and performance of the Operating Company's obligations under, the Asset Transfer Documents and the execution and delivery by the Company of, and the performance of the Company's obligations under, the Purchase Agreement and the Asset Transfer Agreements do not violate any Laws or the organizational documents of the Operating Company; and, to the best of such counsel's knowledge, any agreement or other instrument that is binding upon the Operating Company or any judgment, order or decree of any governmental body, agency, court or tribunal having jurisdiction over the Operating Company in the Federal Republic of Germany, and (2) no authorization or order of, or filing with, Governmental Authorities is necessary for the execution and delivery by either the Operating Company or the Company of, or the performance of their respective obligations under, the Asset Transfer Documents or the Purchase Agreement.

                                                                       Exhibit H

                               FORM OF OPINION OF
                      COMPANY'S ITALIAN REGULATORY COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(h)


         (A) SAVVIS Italia s.r.l. (the "Operating Company") has been duly incorporated, is validly existing as a corporation in good standing under the laws of Italy, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus (as defined in the Purchase Agreement). The authorizations required under Italian law for the Operating Company to be duly qualified to transact its business in Italy vis-a-vis the general public have been filed with the Ministry of Telecommunications on 26 November 1999 and the Ministry has 90 days to accept or to reject the requests; failing rejection within such term, the authorizations will be deemed as given. All of the issued shares of capital stock of the Operating Company have been duly and validly authorized and issued and are fully paid and non-assessable;

         (B) the Operating Company (a) has paid all fees required by all applicable Italian national, regional and local governmental authorities, self-regulatory organizations and courts and tribunals (collectively, the "Governmental Authorities"), and (b) except for the authorizations mentioned in paragraph (A) above, has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all reports, filings and registrations with, the Governmental Authorities necessary to own, lease, license and use its properties and assets and to conduct its business in Italy in the manner described in the Prospectus and is conducting business in accordance therewith; and (2) to the best of such counsel's knowledge, the Operating Company has not received any notice of proceedings relating to revocation, modification or non-renewal of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such report, filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the Operating Company;

         (C) to the best of our knowledge, the Operating Company is not in violation of, or in default under, any Italian national, regional or local law, regulation or rule applicable to the Operating Company (the "Laws") the effect of which, singly or in the aggregate, would have a material adverse effect on the Operating Company;

         (D) to the best of our knowledge, (1) no judgment, decree or order of any Governmental Authority has been issued against the Operating Company and (2) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Operating Company before or by any Governmental Authority. To the best of our knowledge, there are no rulemakings or other administrative proceedings pending before any Governmental Authority which (i) are generally applicable to telecommunications services or the resale thereof and (ii) if decided adversely to the Company would have a material effect on the Operating Company.

         (E) the statements in the Prospectus under the caption "Business-Regulatory Matters" and, in each case insofar as such statements constitute summaries of the Italian legal matters, including, without limitation, any Italian telecommunications law, regulation or rule applicable to the Operating Company, documents or proceedings referred to therein, fairly summarize all matters referred to therein and there are no material omissions with respect to such descriptions that would make the statements therein misleading;

         (F) there are no restrictions (legal, contractual or otherwise) on the ability of the Operating Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders other than those described in the Prospectus and such restrictions would not have a material adverse effect on the Operating Company;

         (G) each of the Equipment Collocation Permit, Transfer Agreement and Local Network Services Agreement (the "Asset Transfer Documents") has been duly authorized, executed and delivered by the Operating Company, and constitutes a valid and binding obligation of the Operating Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and

         (H) the execution and delivery by the Operating Company of, and performance of the Operating Company's obligations under the Asset Transfer Documents and the execution and delivery by the Company (as defined in the Purchase Agreement) of, and the performance of the Company's obligations under, the Purchase Agreement and the Asset Transfer Documents do not violate any Laws or the organizational documents of the Operating Company or, to the best of our knowledge, any agreement or other instrument that is binding upon the Operating Company, judgment, order or decree of any governmental body, agency, court or tribunal having jurisdiction over the Operating Company in Italy, and (2) no authorization or order of, or filing with, Governmental Authorities is necessary for the execution and delivery by either the Operating Company or the Company of, or the performance of their respective obligations under, the Asset Transfer Documents or the Purchase Agreement.

                                                                       Exhibit I

                               FORM OF OPINION OF
                      COMPANY'S JAPANESE REGULATORY COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(i)


         (A) The Operating Company has been duly incorporated, is validly existing as a corporation under the laws of Japan, has the corporate power and authority to own its property and to conduct its business as described in the "Business-Regulatory Matters" section of the Prospectus; all of the issued shares of capital stock of the Operating Company have been duly and validly authorized and issued and are fully paid and non-assessable;

         (B) (1) to the best of our knowledge, the Operating Company (a) has paid all fees required by all applicable Japanese national, regional and local governmental authorities, self-regulatory organizations, and courts and tribunals (collectively, "Governmental Authorities") and (b) has all certificates, orders, permits, licenses, authorizations, consents, and approvals of and form, and has made all reports, filings, and registrations with, the Governmental Authorities necessary to own, lease, license and use its properties and assets as described in the "Business-Regulatory Matters" section of the Prospectus and is conducting business in accordance therewith; and (2) to the best of our knowledge, the Operating Company has not received any notice of proceedings relating to revocation, modification or non-renewal of any such certificates, orders, permits, licenses, authorizations, consents, or approvals, or the qualification or rejection of any such report, filing or registration, the effect of which, singularly or in the aggregate, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

         (C) to the best of our knowledge, the Operating Company is not in violation of, or in default under, any Japanese national, regional, or local law, regulation, or rule applicable to the Operating Company ("Laws"), the effect of which, singularly or in the aggregate, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

         (D) to the best of our knowledge, (1) no judgment, decree or order of any Governmental Authority has been issued against the Operating Company and (2) no litigation, proceeding, inquiry, or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Operating Company before or by any Governmental Authority. To the best of our knowledge, there are no rulemakings or other administrative proceedings pending before any Governmental Authority which (i) are generally applicable to telecommunications services or the resale thereof and (ii) if decided adversely to the Company or any of the Subsidiaries, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

         (E) the statements in the Prospectus under the caption "Business-Regulatory Matters", insofar as such statements constitute summaries of Japanese legal matters, including without limitation any telecommunications law, regulation or rule applicable to the Operating Company, or any documents, or proceedings referred to therein, fairly summarize all matters referred to therein and there are no material omissions with respect to such descriptions that would make the statements therein misleading;

         (F) to the best of our knowledge, there are no restrictions (legal, contractual or otherwise) on the ability of the Operating Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders other than such restrictions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (G) each of the Agreements (the "Transfer Documents") have been duly authorized, executed and delivered by the Operating Company and constitute valid and binding obligations of the Operating Company, enforceable in accordance with their terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights or generally (including restrictions on the amount of damages to the actual amount of damage), and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and

         (H) (1) the execution and delivery by the Operating Company of, and performance of the Operating Company's obligations under, the Transfer Documents and the execution and delivery by the Company of, and the performance of the Company's obligations under, the Purchase Agreement and Transfer Documents do not violate any Laws, the organizational documents of the Operating Company, any agreement or other instrument that is binding upon the Operating Company or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency, court or tribunal having jurisdiction over the Operating Company in Japan, and (2) no authorization or order of, or filing with, Governmental Authorities is necessary for the execution and delivery by either the Operating Company or the Company of, or the performance of their respective obligations under, the Purchase Agreement and Transfer Documents.

                                                                       Exhibit J

                  FORM OF OPINION OF GENERAL COUNSEL OF BRIDGE
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(j)


         (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by Bridge for the performance by Bridge of its obligations under the Purchase Agreement or in the Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

         (ii) The Custody Agreement has been duly executed and delivered by Bridge and constitutes the legal, valid and binding agreement of Bridge.

         (iii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of Bridge.

         (iv) The execution, delivery and performance of the Purchase Agreement, the Custody Agreement, the sale and delivery of the Securities, the Network Transfer Agreements and the consummation of the transactions contemplated thereby and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Bridge with its obligations under the Purchase Agreement and the Network Transfer Agreements has been duly authorized by all necessary action on the part of Bridge and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Bridge Repayment Event (as defined in Section 1(b)(i)(E) of the Purchase Agreement) under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of Bridge or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which Bridge or any subsidiary is a party or by which it may be bound, or to which any of the property or assets of Bridge or any subsidiary may be subject, nor will such action result in any violation of the provisions of the charter or by-laws of Bridge or any subsidiary, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over Bridge or any subsidiary or any of their respective properties, assets or operations.

         (v) The information in the Prospectus under "Risk Factors - If we are not released from regulation under the Bank Holding Company Act, we would not be able to expand our business as we expect,@ to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

         (vi) Bridge has full right, power and authority to hold, sell, transfer and deliver the Securities to be sold by Bridge pursuant to the Purchase Agreement. Upon the delivery to DTC or its agent of the Securities registered in the name of Cede & Co., as nominee for DTC, and the crediting by DTC of the Securities to the securities accounts of the several Underwriters with DTC, DTC will be a "protected purchaser" of the Securities (as defined in Section 8-303 of the NYUCC) and will acquire its interest in the Securities (including, without limitation, all rights that Bridge had or has the power to transfer in such Securities) free of any adverse claim (assuming that DTC is without notice of any adverse claim to the Securities). Upon the payment of the purchase price for the Securities and the crediting by DTC of the Securities to the securities accounts of the several Underwriters with DTC, each of the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-501 of the NYUCC) in respect of the Securities to be purchased by it, and no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on an adverse claim to such Securities may be asserted against the Underwriters (assuming that the Underwriters are without notice of the adverse claim).

                                                                       Exhibit K


                      FORM OF OPINION OF COUNSEL FOR BRIDGE
                    TO BE DELIVERED PURSUANT TO SECTION 5(K)


         (i) The Selling Stockholder is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri.

         (ii) Each of the Purchase Agreement, the Custody Agreement and each of the Network Transfer Agreements to which the Selling Stockholder is a party have been duly authorized, executed and delivered by the Selling Stockholder or its U.S. subsidiaries, as the case may be. Each of the Network Transfer Agreements to which the Selling Stockholder is a party are valid and binding agreements of the Selling Stockholder or its U.S. subsidiaries, as the case may be, enforceable in accordance with their respective terms (except to the extent they may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

         (iii) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than such authorizations, approvals or consents as may be necessary under securities and Ablue sky@ laws, as to which we express no opinion), is necessary or required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the Purchase Agreement or in the Custody Agreement, or in connection with the offer, sale or delivery of the Stockholder Shares.

         (iv) The execution, delivery and performance of the Purchase Agreement and the Custody Agreement and the sale and delivery of Stockholder Shares being sold by the Selling Stockholder, the Network Transfer Agreements and the consummation of the transactions contemplated thereby and the consummation of the transactions contemplated in the Purchase Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of, or constitute a default or Bridge Repayment Event (as defined in Section 1(b)(i)(E) of the Purchase Agreement) under (A) any statute, order, rule, regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Stockholder or any U.S. subsidiary or any of their respective properties, assets or operations (except that we express no opinion with respect to the compliance with securities and "blue sky" laws), or (B) the Selling Stockholder=s articles of incorporation or by-laws, each in effect as of the date hereof, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Stockholder Shares or any property or assets of the Selling Stockholder or any U.S. subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Selling Stockholder or any U.S. subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Selling Stockholder or any U.S. subsidiary may be subject.

         (v) The descriptions of the contracts and other documents in the Registration Statement under the caption "Relationship with Bridge - Bridge Relationship" are accurate in all material respects, and the descriptions thereof or references thereto are correct in all material respects.

                                                                       Exhibit L

                   FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR
                         OTHER STOCKHOLDERS PURSUANT TO
                                  SECTION 5(q)

                                     , 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated,
MORGAN STANLEY & CO.  INCORPORATED
BEAR, STEARNS & CO.  INC.
BANC OF AMERICA SECURITIES LLC
CIBC WORLD MARKETS CORP.
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated
North Tower
World Financial Center
New York, New York 10281
and
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036-8293


         Re:      Proposed Public Offering by SAVVIS Communications Corporation

Dear Ladies and Gentlemen:

         The undersigned, a stockholder and/or an officer and/or director of SAVVIS Communications Corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill
(NY)"), Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Banc of America Securities LLC, Bear, Stearns Co. Inc. and CIBC World Markets Corp. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Selling Shareholder providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill (NY) and Morgan Stanley, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         [Notwithstanding the foregoing, Bridge Information Systems, Inc. ("Bridge") and its subsidiaries, with prior written notification Merrill (NY) and Morgan Stanley, may sell Common Stock held by Bridge to one or more investors (each an "Investor"), and may make public announcements with respect to transactions permitted by this paragraph, so long as such Investor agrees prior to the consummation of any such transaction pursuant to an instrument in form and substance reasonably satisfactory to Merrill (NY) and Morgan Stanley (which instrument will be deemed satisfactory if it is substantially similar to the provisions of this letter agreement) to be bound by the provisions of this letter agreement insofar as they relate to the shares of Common Stock or other securities acquired.]*

                                          Very truly yours,



                                          Signature:
                                                     -----------------------
                                          Print Name:
                                                     -----------------------

------------------------------------
*    Included in Bridge letter only.

                                                  TABLE OF CONTENTS


PURCHASE AGREEMENT................................................................................................1
         SECTION 1.           Representations and Warranties......................................................3
                  (a)         Representations and Warranties by the Company and Bridge............................3
                              (i)       Compliance with Registration Requirements.................................3
                              (ii)      Independent Accountants...................................................4
                              (iii)     Financial Statements......................................................4
                              (iv)      No Material Adverse Change in Business....................................5
                              (v)       Good Standing of the Company..............................................5
                              (vi)      Good Standing of Subsidiaries.............................................5
                              (vii)     Capitalization............................................................6
                              (viii)    Authorization of Agreement................................................6
                              (ix)      Authorization and Description of Securities...............................6
                              (x)       Absence of Defaults and Conflicts.........................................6
                              (xi)      Absence of Labor Dispute..................................................7
                              (xii)     Absence of Proceedings....................................................7
                              (xiii)    Accuracy of Exhibits......................................................7
                              (xiv)     Possession of Intellectual Property.......................................8
                              (xv)      Absence of Further Requirements...........................................8
                              (xvi)     Possession of Licenses and Permits........................................8
                              (xvii)    Title to Property.........................................................9
                              (xviii)   Investment Company Act....................................................9
                              (xix)     Environmental Laws........................................................9
                              (xx)      Registration Rights......................................................10
                              (xxi)     Authorization of Network Transfer Agreements.............................10
                              (xxii)    Network Transfer.........................................................10
                              (xxiii)   Reserved Share Program...................................................11
                              (xxiii)   Year 2000 Compliance.....................................................11
                  (b)         Representations and Warranties by Bridge...........................................11
                              (i)  Representations and Warranties of Parent Company..............................11
                              (ii)      Representations and Warranties of Selling Stockholder....................13
                  (c)         Officer's Certificates.............................................................15
         SECTION 2.           Sale and Delivery to Underwriters; Closing.........................................16
                  (a)         Initial Securities.................................................................16
                  (b)         Option Securities..................................................................16
                  (c)         Payment............................................................................16
                  (d)         Denominations; Registration........................................................17
                  (e)         Appointment of Qualified Independent Underwriter...................................17
         SECTION 3.           Covenants of the Company...........................................................17
                  (a)         Compliance with Securities Regulations and Commission Requests.....................17


                  (b)         Filing of Amendments...............................................................18
                  (c)         Delivery of Registration Statements................................................18
                  (d)         Delivery of Prospectus.............................................................18
                  (e)         Continued Compliance with Securities Laws..........................................19
                  (f)         Blue Sky Qualifications............................................................19
                  (g)         Rule 158...........................................................................19
                  (h)         Use of Proceeds....................................................................19
                  (i)         Listing............................................................................20
                  (j)         Restriction on Sale of Securities..................................................20
                  (k)         Reporting Requirements.............................................................20
                  (l)         Compliance with NASD Rules.........................................................20
                  (m)         Compliance with Rule 463...........................................................21
         SECTION 4.           Payment of Expenses................................................................21
                  (a)         Expenses...........................................................................21
                  (b)         Expenses of the Selling Shareholder................................................21
                  (c)         Termination of Agreement...........................................................21
                  (d)         Allocation of Expenses.............................................................21
         SECTION 5.           Conditions of Underwriters' Obligations............................................22
                  (a)         Effectiveness of Registration Statement............................................22
                  (b)         Opinion of Counsel for Company.....................................................22
                  (c)         Opinion of General Counsel of Company..............................................22
                  (d)         Opinions of French and United Kingdom Regulatory Counsel for Company...............22
                  (e)         Opinion of French Corporate Counsel for Company....................................22
                  (f)         Opinion of Special United Kingdom Corporate Counsel for Company....................23
                  (g)         Opinion of German Regulatory Counsel for Company...................................23
                  (h)         Opinion of Italian Regulatory Counsel for Company..................................23
                  (i)         Opinion of Japanese Regulatory Counsel for Company.................................23
                  (j)         Opinion of General Counsel of Bridge...............................................23
                  (k)         Opinion of Counsel for Bridge......................................................23
                  (l)         Opinion of Counsel for Underwriters................................................24
                  (m)         Officers' Certificates.............................................................24
                  (n)         Certificate of Selling Shareholder.................................................25
                  (o)         Accountants' Comfort Letter........................................................25
                  (p)         Bring-down Comfort Letter..........................................................25
                  (q)         Approval of Listing................................................................25
                  (r)         No Objection.......................................................................25
                  (s)         Lock-up Agreements.................................................................25
                  (t)         Network Transfer Agreements........................................................25
                  (u)         GECC Sublease......................................................................25
                  (v)         Conditions to Purchase of Option Securities........................................26
                              (i)       Officers' Certificates...................................................26
                              (ii)      Certificate of Selling Shareholder.......................................26


                              (iii)     Opinion of Counsel of the Company........................................26
                              (iv)      Opinion of the General Counsel of the Company............................26
                              (v)       Opinions of French and United Kingdom Regulatory Counsel for Company.....26
                              (vi)      Opinion of French Regulatory Counsel for Company.........................27
                              (vii)     Opinion of Special United Kingdom Corporate Counsel for Company..........27
                              (viii)    Opinion of German Regulatory Counsel for Company.........................27
                              (ix)      Opinion of Italian Regulatory Counsel for Company........................27
                              (x)       Opinion of Japanese Regulatory Counsel for Company.......................27
                              (xi)      Opinion of General Counsel for Bridge....................................27
                              (xii)     Opinion of Counsel for Bridge............................................27
                              (xiii)    Opinion of Counsel for Underwriters......................................28
                              (xiv)     Bring-down Comfort Letter................................................28
                  (w)         Additional Documents...............................................................28
                  (x)         Termination of Agreement...........................................................28
         SECTION 6.           Indemnification....................................................................28
                  (a)         Indemnification of Underwriters....................................................28
                  (b)         Indemnification of Company, Directors and Officers and Bridge......................30
                  (c)         Actions against Parties; Notification..............................................30
                  (d)         Settlement without Consent if Failure to Reimburse.................................31
                  (e)         Indemnification for Reserved Securities............................................32
                  (f)         Other Agreements with Respect to Indemnification...................................32
         SECTION 7.           Contribution.......................................................................32
         SECTION 8.           Representations, Warranties and Agreements to Survive Delivery.....................33
         SECTION 9.           Termination of Agreement...........................................................33
                  (a)         Termination; General...............................................................34
                  (b)         Liabilities........................................................................34
         SECTION 10.  Default by One or More of the Underwriters.................................................34
         SECTION 11.  Default by the Selling Shareholder or the Company..........................................35
         SECTION 12.  Notices....................................................................................35
         SECTION 13.  Parties....................................................................................36
         SECTION 14.  GOVERNING LAW AND TIME.....................................................................36
         SECTION 15.  Effect of Headings.........................................................................36
         SCHEDULE A.........................................................................................Sch A-1
         SCHEDULE B.........................................................................................Sch B-1
         SCHEDULE C.........................................................................................Sch C-1
         SCHEDULE D.........................................................................................Sch D-1

         Exhibit A       Form of Opinion of Company's Counsel...................................................A-1
         Exhibit B       Form of Opinion of General Counsel of the Company......................................B-1


         Exhibit C       Form of Opinion of Company's French Regulatory Counsel.................................C-1
         Exhibit D         Form of Opinion of Company's United Kingdom Regulatory Counsel.......................D-1
         Exhibit E         Form of Opinion of Company's French Corporate Counsel................................E-1
         Exhibit F         Form of Opinion of Company's United Kingdom Corporate Counsel........................F-1
         Exhibit G         Form of Opinion of Company's German Regulatory Counsel...............................G-1
         Exhibit H         Form of Opinion of Company's Italian Regulatory Counsel..............................H-1
         Exhibit I         Form of Opinion of Company's Japanese Regulatory Counsel.............................I-1
         Exhibit J         Form of Opinion of Counsel to Bridge.................................................J-1
         Exhibit K         Form of Opinion of Counsel for the Selling Shareholder...............................K-1
         Exhibit L         Form of Lock-up from Directors, Officers or Other Stockholders.......................L-1

                                       iv
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